EXHIBIT 3.1


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                        DENNIS HEALTHCARE SOLUTIONS, INC.

        (PURSUANT TO SECTIONS 242 AND 245 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE)

     Donald L. Conover, as President of DENNIS HEALTHCARE SOLUTIONS, INC. (the "Company" or the "Corporation"), a corporation duly organized and existing under the General Corporation Law of the State of Delaware ("DCGL") does hereby certify as follows:

     1. The present name of the corporation is DENNIS HEALTHCARE SOLUTIONS, INC. (the "Corporation").

     2. The date of filing of the original certificate of incorporation of the Corporation with the Secretary of State was April 15, 2009 under the name DENNIS HEALTHCARE SOLUTIONS, INC.

     3. This Amended and Restated Certificate of Incorporation restates and integrates, and also further amends the provisions of the Certificate of Incorporation of the Corporation as heretofore amended or supplemented. This Amended and Restated Certificate of Incorporation supersede the Certificate of Incorporation of the Corporation, as heretofore amended or supplemented, in its entirety.

     4. The Board of Directors of the Corporation adopted resolutions proposing and declaring advisable this Amended and Restated Certificate of Incorporation in accordance with the provisions of sections 242 and 245 of the DGCL at its meeting on August 5, 2009.

     5. The Stockholders of the Corporation adopted this Amended and Restated Certificate of Incorporation in accordance with sections 242 and 245 of DGCL at their meeting on August 5, 2009.

     6. The Certificate of Incorporation of the Corporation as heretofore amended and supplemented is hereby restated and further amended to read in its entirety as follows:

     FIRST: The name of the corporation is MOMENTUM HEALTHCARE SERVICES, INC.

     SECOND: The registered office of the Corporation in the State of Delaware is located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.


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     THIRD: The purpose or purposes of the Corporation shall be:

          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is One Hundred Million (100,000,000), consisting of Eighty Million (80,000,000) shares of Class A common stock with a par value of $0.001 per share, and Twenty Million (20,000,000) shares of Class B common stock with a par value of $0.001 per share.

     Section 1. AUTHORIZED SHARES. The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of Common Stock of the Corporation, voting together as a single class.

     Section 2. COMMON STOCK. The following is a statement of the designations and powers, privileges, and rights, and the qualifications, limitations, or restrictions thereof in respect of each class of capital stock of the
Corporation:

          (a) VOTING RIGHTS.

               (i) Except as otherwise provided herein or by applicable law, the holders of shares of Class A Common Stock and Class B Common Stock shall at all times vote together as one class on all matters (including the election of directors) submitted to a vote or for the consent of the stockholders of the Corporation.

               (ii) Each holder of shares of Class A Common Stock shall be entitled to one (1) vote for each share of Class A Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation.

               (iii) Each holder of shares of Class B Common Stock shall be entitled to one hundred (100) votes for each share of Class B Common Stock held as of the applicable date on any matter that is submitted to a vote or for consent of the stockholders of the Corporation.

          (b) DIVIDENDS. Subject to the preferences applicable to any series of Preferred Stock, if any, outstanding at the time, the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to share equally, on a per share basis, in such dividends and other distributions of cash, property or shares of stock of the Corporation as may be declared by the Board of Directors from time to time with respect to


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     the  Common  Stock  out of  assets  or  funds  of the  Corporation  legally available therefore; provided, however, that in the event that such dividend is paid in the form of shares of Common Stock or rights to acquire Common Stock, the holders of Class A Common Stock shall receive Class A Common Stock and or rights to acquire Class A Common Stock, as the case may be, and the holders of Class B Common Stock shall receive Class B Common Stock or rights to acquire Class B Common Stock, as the case may be.

          (c) LIQUIDATION. Subject to the preferences applicable to any series of Preferred Stock, if any outstanding at any time, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to share equally, on a per share basis, all assets of the Corporation of whatever kind available for distribution to the holders of Common Stock.

          (d) SUBDIVISION OR COMBINATIONS. If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock will be subdivided or combined in the same manner.

          (e) EQUAL STATUS. Except as expressly provided in this Article Fourth, Class A Common Stock and Class B Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters.

          (f) CONVERSION.

               (i) As used in this Section 2(f), the following terms shall have the following meanings:

                    (1) "FOUNDER" shall mean Konath Jacob Dennis, , , and Donald
               L. Conover, each as a natural living person, and "FOUNDERS" shall mean two or more of them.

                    (2) "CLASS B STOCKHOLDER"  shall mean (a) the Founders,  (b)
               the registered holder of a share of Class B Common Stock at the Effective Time, (c) each natural person who Transferred shares of Class B Common Stock (or securities convertible into or exchangeable for shares of Class B Common Stock) prior to the Effective Time of a Permitted Entity that, as of the Effective time, complies with the applicable exception for such Permitted Entity specified in Section (2)(f)(iii)(2) and (d) the initial registered holder of any shares of Class B Common Stock that were originally issued by the Corporation after the Effective Time. All shares of Common Stock subscribed for or agreed to be issued under specified conditions prior to August 5, 2009, shall be deemed Class B Common Stock, and all stock certificates issued to satisfy those subscription and agreements shall be issued as Class B Common Stock certificates.


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                    (3)  "PERMITTED  ENTITY"  shall  mean,  with  respect to any
               individual  Class  B  Stockholder,   any  trust,  account,  plan,
               corporation, partnership, or limited liability company specified in Section 2(f)(iii)(2) established by or for such individual
               Class  B   Stockholder,   so  long  as  such  entity   meets  the
               requirements of the exception set forth in Section 2(f)(iii)(2) applicable to such entity.

                    (4) "TRANSFER" of a share of Class B Common Stock shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law. A "Transfer" shall also include, without limitation, a transfer of a shall of Class B Common Stock to a broker or other nominee (regardless of whether or not there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control over a share of Class B Common Stock by proxy or otherwise; PROVIDED, HOWEVER, that the following shall not be considered a "TRANSFER" within the meaning of this Section 2(f)(i)(4):

                         a) the  granting of a proxy to officers or directors of
                    the Corporation at the request of the Board of Directors of the Corporation in connection with actions to be taken at an annual or special meeting of stockholders;

                         b) entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are Class B Stockholders, that (A) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or a writing to the Secretary of the Corporation, (B) either has a term not exceeding one (1) year or is terminable by the Class B Stockholder at any time and (C) does not involve any payment of cash, securities, property or other consideration to the Class B Stockholder other than the mutual promise to vote shares in a designated manner; or

                         c) the  pledge of  shares of Class B Common  Stock by a
                    Class B Stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction so long as the Class B Stockholder continues to exercise Voting Control over such pledged shares; PROVIDED, HOWEVER, that a foreclosure on such shares of Class B Common Stock or other similar action by the pledgee shall constitute a "TRANSFER."

               (ii) Each share of Class B Common Stock shall be convertible into one (1) fully paid and non-assessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the transfer agent of the Corporation, provided that the Class B Stockholder has held the Class B Stock for a period of not less than 2 years.

               (iii) Each share of Class B Common Stock shall automatically, without any further action, convert into one (1) fully paid and non-assessable shares of Class A Common Stock upon a Transfer of such share, other than a Transfer:


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                    (1) from a Founder, or such Founder's Permitted entities, to the other Founders, or such Founder's Permitted Entities.

                    (2) by a Class B Stockholder  who is a natural person to any of the following Permitted Entities, and from any of the following Permitted Entities back to such Class B Stockholder and/or any other Permitted Entity established by or for such Class B Stockholder:

                         (a) a trust for the benefit of such Class B Stockholder
                    and for the benefit of no other person, PROVIDED such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the Class B Stockholder and, PROVIDED, FURTHER, that in the event such Class B Stockholder is no longer the exclusive beneficiary of such trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and non-assessable share of Class A Common Stock;

                         (b) a trust for the  benefit of persons  other than the
                    Class B Stockholder so long as the Class B Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, PROVIDED such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the Class B Stockholder, and, PROVIDED, further, that in the event the Class B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and non-assessable share of Class A Common Stock;

                         (c) a trust  under  the  terms  of which  such  Class B
                    Stockholder has retained a "qualified interest" within the meaning of Section 2702(b)(1) of the Internal Revenue Code (the "Code") and/or a reversionary interest so long as the Class B Stockholder has sole dispositive power and exclusive Voting Control with respect to the Class B Common Stock held by such trust; PROVIDED, HOWEVER, that in the event the Class B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and non-assessable share of Class A Common Stock.

                         (d) an  Individual  Retirement  Account,  as defined in
                    Section 408(a) of the Internal Revenue Code, or a pension, profit sharing, stock bonus or other type of plan or trust of which such Class B Stockholder is a participant or beneficiary and which satisfied the requirements for qualification under Section 401 of the Internal Revenue Code; PROVIDED that in each case such Class B Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held in such account, plan or trust, and PROVIDED, FURTHER, that in the event the Class B Stockholder no longer has sole dispositive


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                    power and  exclusive  Voting  Control  with  respect  to the shares of Class B Common Stock held by such account, plan or trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and non-assessable share of Class A Common Stock;

                         (e) a  corporation  in which such  Class B  Stockholder
                    directly, or indirectly through one or more Permitted Entities, owns share with sufficient Voting Control in the corporation, or otherwise has legally enforceable rights, such that the Class B Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class Be Common Stock held by such corporation; PROVIDED that in the event the Class B Stockholder no longer owns sufficient shares or has sufficient legally enforceable rights to enable the Class B Stockholder to retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such corporation, each share of Class B Common Stock then held by such corporation shall automatically convert into one (1) fully paid and non-assessable share of Class A Common Stock;

                         (f) a  partnership  in which such  Class B  Stockholder
                    directly, or indirectly through one or mare Permitted Entities, owns partnership interests with sufficient Voting Control in the partnership, or otherwise has legally enforceable rights, such that the Class B Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such partnership; PROVIDED that in the event the Class B Stockholder no longer owns sufficient partnership interests or has sufficient legally enforceable rights to enable the Class B Stockholder to retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such partnership, each share of Class B Common Stock then held by such partnership shall automatically convert into one (1) fully paid and non-assessable share of Class A Common Stock; or

                         (g) a limited  liability  company in which such Class B
                    Stockholder directly, or indirectly through one or more Permitted Entities, owns membership interests with sufficient Voting Control in the limited liability company, or otherwise has legally enforceable rights, such that the Class B stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares o Class B Common Stock held by such limited liability company; provided that in the event the Class B Stockholder no longer owns sufficient membership interests or has sufficient legally enforceable rights to enable the Class B Stockholder to retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such limited liability company, each share of Class B Common Stock then held by such limited liability company shall automatically convert into one (1) fully paid and non-assessable share of Class A Common Stock.

Notwithstanding the foregoing if the shares of Class B Common Stock held by the Permitted Entity of a Class B Stockholder would constitute stock of a "controlled corporation" (as defined in section 2036(b)(2) of the Internal Revenue Code) upon the death of such Class B Stockholder, and the Transfer of shares Class B Common Stock by such Class B Stockholder to the Permitted Entity


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did not involve a bona fide sale for an adequate and full consideration in money or money's worth (as contemplated by Section 2036(a) of the Code), then such shares will not automatically convert to Class A Common Stock if the Class B Stockholder does not directly or indirectly retain Voting Control over such shares until such time as the shares of Class B Common Stock would no longer constitute stock of a "controlled corporation" pursuant to the Code upon the death of such Class B Stockholder (such time is referred to as the "Voting Shift"). If the Class B Stockholder does not, within five (5) business days following the mailing of the Corporation's proxy statement for the first annual or special meeting of stockholders following the Voting Shirt, directly or indirectly through one or more Permitted entities assume sole dispositive power and exclusive Voting Control with respect to such shares of Class B Common Stock, each such share of Class B Common Stock shall automatically convert into one (1) fully paid and non-assessable share of Class A Common Stock.

                    (3) by a Class B  Stockholder  that is a  partnership,  or a nominee for a partnership, which partnership beneficially held more than five percent (5%) of the total outstanding shares of Class B Common Stock as of the Effective Time, to any person or entity that, at the Effective Time, was a partner of such partnership PRO RATA in accordance with their ownership interests in the partnership and the terms of any applicable partnership or similar agreement binding the partnership at the Effective Time, and any further Transfer(s) by any such partner that is a partnership or limited liability company to any person or entity that was at such time a partner or member of such partnership or limited liability company pro rata in accordance with their ownership interests in the partnership or limited liability company and the terms of any applicable partnership or similar agreement binding the partnership or limited liability company at the Effective Time. All shares of Class B Common Stock held by affiliated entities shall be aggregated together for the purposes of determining the satisfaction of such five percent (5%) threshold.

                    (4) by a Class B  Stockholder  that is a  limited  liability company, or a nominee for a limited liability company, which limited liability company beneficially held more than five percent (5%) of the total outstanding shares of Class B Common Stock as of the effective time, to any person or entity that, at the Effective Time, was a member of such limited liability company PRO RATA in accordance with their ownership interests in the company and the terms of any applicable agreement binding the company and its members at the Effective time, and any further Transfer(s) by ay such member that is a partnership or limited liability company to any person or entity that was at such time a partner or member of such partnership or limited liability company PRO RATA in accordance with their ownership interests in the partnership or limited liability company and the terms of any applicable partnership or similar agreement binding the partnership or limited liability company. All shares of class B Common Stock held by affiliated entities shall be aggregated together for the purposes of determining the satisfaction of such five percent (5%) threshold.


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               (iv) Each share of Class B Common Stock held of record by a Class
          B  Stockholder  who  is  a  natural   person,   or  by  such  Class  B
          Stockholder's Permitted Entity, shall automatically, without any further action, convert into one (1) fully paid and non-assessable share of Class A Common Stock upon the death of such Class B Stockholder, PROVIDED, HOWEVER, that:

                    (1) If a Founder,  or such  Founder's  Permitted  Entity (in either case, the "TRANSFERRING FOUNDER") Transfers exclusive Voting Control (but not ownership) of shares of Class B Common Stock to another Founder (the "TRANSFEREE FOUNDER") which Transfer of Voting Control is contingent or effective upon the death of the Transferring Founder, then each share of Class Be Common Stock that is the subject of such Transfer shall automatically convert into one (1) fully paid and non-assessable share of Class A Common Stock upon that date which is the earlier of: (a) nine (9) months after the date upon which the
               Transferring Founder died, or (b) the date upon which the Transferee Founder ceases to hold exclusive Voting Control over such shares of Class B Common Stock; PROVIDED, FURTHER, that if the Transferee Founder shall die within nine (9) months following the death of the Transferring Founder, then a trustee is designated by the Transferee Founder and approved by the Board of Directors may exercise Voting Control over: (x) the Transferring Founders' shares of Class B Common Stock and , in such instance, each such share of Class B Common Stock shall automatically convert into one (1) fully paid and non-assessable share of Class A Common Stock upon that date which is the earlier of: (A) nine
               (9) months after the date upon which the Transferring Founder died, or (B) the date upon which such trustee ceases to hold exclusive Voting Control over such shares of Class B Common Stock; and (y) the Transferee Founders' shares of Class B Common Stock (or shares held by an entity of the type referred to in paragraph (2) below established by or for the Transferee Founder) and, in such instance, each such share of Class B Common Stock shall automatically convert to one (1) fully paid and non-assessable share of Class A Common Stock upon that date which is the earlier of: (A) nine (0) months after the date upon which the Transferee Founder died, or (B) the date upon which such trustee ceases to hold exclusive Voting Control over such shares of Class B Common Stock; and

                    (2) If all  Founders  die  substantially  simultaneously,  a trustee designated by the Founders and approved by the Board of Directors may exercise Voting Control over the Founders' shares of Class B Common Stock and, in such instance, each such share of Class B Common Stock shall automatically convert into one (1) fully paid and non-assessable share of Class A Common Stock upon that date which is the earlier of: (a) nine (9) months after the date upon which all Founders died, or (b) the date upon which such trustee ceases to hold exclusive Voting Control over such shares of Class B Common Stock.

               (v) The Corporation may, from time to time, establish such policies and procedures relating to the conversion of the Class B Common Stock to Class A Common Stock and the general administration of this dual class common stock structure, including the issuance of stock certificates with respect thereto, as it may deem necessary or advisable, and may request that holders of shares of Class B Common


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          Stock furnish affidavits or other proof to the Corporation as it deems necessary to verify the ownership of Class B Common Stock and to confirm that a conversion to Class A Common Stock has not occurred. A determination by the Secretary of the Corporation that a Transfer results in a conversion to Class A Common Stock shall be conclusive.

               (vi) In the event of a conversion of shares of Class B Common Stock to shares of Class A Common Stock pursuant to this Section 2, such conversion shall be deemed to have been made at the time that the Transfer of such shares occurred. Upon any conversion of Class B Common Stock to Class A Common Stock, all rights of the holder of shares of Class B Common Stock shall ceases and the person or persons in whose names or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock. Shares of Class B Common Stock that are converted into shares of Class A Common Stock as provided in this
          Section 2 shall be retired and may not be reissued.

          (g) RESERVATION OF STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock.

     Section 3. CHANGE OF CONTROL TRANSACTION. The Corporation shall not consummate a Change in Control Transaction without first obtaining the affirmative vote, at a duly called annual or special meeting of the stockholders of the Corporation, of the holders of the greater of: (A) a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation then entitled to vote thereon, voting together as a single class and
(B) sixty percent (60%) of the voting power of the shares of capital stock present in person or represented by proxy at the stockholder meeting called to consider the Change of Control Transaction and entitled to vote thereon, voting together as a single class. For the purposes of this section, a "CHANGE OF CONTROL TRANSACTION" means the occurrence of any of the following events:

          (a) the sale, encumbrance or disposition (other than non-exclusive licenses in the ordinary course of business and the grant of security interests in the ordinary course of business) by the Corporation of all or substantially all of the Corporation's assets;

          (b) the merger or consolidation of the Corporation with or into any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Corporation or such surviving entity or its part outstanding immediately after such merger or consolidation; or

          (c) the issuance by the Corporation, in a transaction or series of related transactions, of voting securities representing more than two percent (2%) of the total voting power of the Corporation before such issuance, to any person or persons acting as a group as contemplated in Rule 13d-5(b) under the Securities Exchange Act of 1934 (or any successor provision) such that, following such transaction or related transactions, such person or group of persons would hold more than fifty percent (50%) of the total voting power of the Corporation, after giving effect to such issuance.

     Section 4. PREFERRED STOCK. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and to establish from time to time the number of shares to be included in such series, and to fix the designation, power, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

     FIFTH: The Corporation is to have perpetual existence.

     SIXTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

     Section 1. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. The Board of Directors is expressly authorized:

          (a) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation;

          (b) To set apart out of any funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and to reduce any such reserve in the manner in which it was created; and

          (c) To adopt from time to time By-laws provisions with respect to indemnification of directors, officers, employees, agents and other persons as it shall deem expedient and in the best interests of the Corporation and to the extent permitted by law.

     Section 2. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation. The affirmative vote of at least a majority of the Board of Directors then in office shall be required in order for the Board of Directors to adopt, amend, alter or repeal the Corporation's Bylaws. The Corporation's Bylaws may also be adopted, amended, altered or repealed by the stockholders of the Corporation. Notwithstanding the above or any other provision of this Certificate of Incorporation, the Bylaws of the Corporation may not be amended, altered or repealed except in accordance with Article TWELTH of the Bylaws. No Bylaw hereafter legally adopted, amended, altered or repealed shall invalidate any prior act of the Directors or Officers of the Corporation that would have been valid if such Bylaws had not been adopted, amended, altered or repealed.

     Section 3.

          (a) If, at any time during which shares of capital stock of the Corporation are listed for trading on either The Nasdaq National Market ("Nasdaq") or the New York Stock Exchange ("NYSE"), holders of the requisite voting power under the then-applicable Nasdaq or NYSE listing standards notify the Corporation in writing of their election to cause the Corporation to rely upon the applicable "controlled company" exemptions (the "Controlled Company Exemption") to the corporate governance rules and requirements of the Nasdaq or the NYSE (the "Exchange Governance Rules"), the Corporation shall call a special meeting of the stockholders to consider whether to approve the election to be held within ninety (90) days of written notice of such election (or, if the next succeeding annual meeting of stockholders will be held within ninety (90) days of written notice of such election, the Corporation shall include a proposal to the same effect to be considered at such annual meeting). The Corporation shall not elect to rely upon the Controlled Company Exemption until such time as the Corporation shall have received the approval from holders of at least sixty-six and two thirds percent (66 2/3%) of the voting power of the issued and outstanding shares of capital stock of the Corporation at such annual or special meeting.

          (b) In the event such approval is obtained, for so long as shares of the capital stock of the Corporation are listed on either the Nasdaq or the NYSE and the Corporation remains eligible for the Controlled Company Exemption under the requirements of the applicable Exchange Governance Rules, the Board of Directors shall be constituted such that (i) a majority of the directors on the Board of Directors shall be Outside Directors (as defined below), and (ii) the Corporation's compensation committee and the governance and nominating committee (or such committees serving similar functions as the Board of Directors of the Corporation shall constitute from time to time) shall consist of at least two (2) members of the Board of Directors and shall be composed entirely of Outside Directors. In the event the number of Outside Directors serving on the Board of Directors constitutes less than a majority of the directors on the Board of Directors as a result of the death, resignation or removal of an Outside Director, then the Board of Directors may continue to properly exercise its powers and no action of the Board of Directors shall be so invalidated, provided that the Board of Directors shall promptly take such action as is necessary to appoint new Outside Director(s) to the Board of Directors.

          (c) An "OUTSIDE DIRECTOR" shall mean a director who, currently and for any of the past three years, is and was not an officer of the Corporation (other than service as the chairman of the Board of Directors) or a parent or subsidiary of the Corporation and is not and was not otherwise employed by the corporation or a parent or subsidiary of the Corporation.

     Section 4. The Board of Directors of the Corporation shall establish an audit committee whose principal purpose will be to oversee the Corporation's and its subsidiaries' accounting and financial reporting processes, internal systems of control, independent auditor relationships and audits of consolidated financial statements of the Corporation and its subsidiaries. The audit committee will also determine the appointment of the independent auditors of the Corporation and any change in such appointment and ensure the independence of the Corporation's auditors. In addition, the audit committee will assume such other duties and responsibilities delegated to it by the Board of Directors and specified for it under applicable law and Exchange Governance Rules.

     Section 5. The Board of Directors of the Corporation shall establish a corporate governance and nominating committee whose principal duties will be to assist the Board of Directors by identifying individuals qualified to become members of the Board of Directors consistent with criteria approved by the Board of Directors, to recommend to the Board of Directors for its approval the slate of nominees to be proposed by the Board of Directors to the stockholders for election to the Board of Directors, to develop and recommend to the Board of Directors the governance principles applicable to the Corporation, as well as such other duties and responsibilities delegated to it by the Board of Directors and specified for it under applicable law and Exchange Governance Rules. In the event that the corporate governance and nominating committee will not be recommending a then incumbent director for inclusion in the slate of nominees to be proposed by the Board of Director to the stockholders for election to the Board of Directors, and provided such incumbent director has not notified the committee that he or she will be resigning or that he or she does not intend to stand for re-election to the Board of Directors, then, in the case of an election to be held a an annual meeting of stockholders, the corporate governance and nominating committee will recommend the slate of nominees to the Board of Directors at least thirty (30) days prior to the latest date required by the of the Bylaws of the Corporation (as such provisions may be amended from time to time) for stockholders to submit nominations for directors at such annual meeting, or in the case of an election to be held at a special meeting of stockholders, at least ten (10) days prior to the latest date required by the Bylaws for stockholders to submit nominations for directors at such special meeting.

     Section 6. The Board of Directors of the Corporation shall establish a compensation committee whose principal duties will be to review employee compensation policies and programs as well as the compensation of the chief executive officer and other executive officers of the Corporation, to recommend to the Board of Directors a compensation program for outside members of the Board of Directors, as well as such other duties and responsibilities delegated to it by the Board of Directors and specified for it under applicable law and Exchange Governance Rules.

     Section 7. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

     Section 8. No stockholder will be permitted to cumulate votes at any election of directors.

     Section 9. The number of directors that constitute the whole Board of Directors shall be fixed exclusively in the manner designated in the Bylaws of the Corporation.

     SEVENTH:

     Section 1. To the fullest extent permitted by the General Corporation Law of Delaware as the same exists or as may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. If the General Corporation Law of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director of the Corporation shall be eliminated to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

     Section 2. The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, she, his or her testator or intestate is or was a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation.

     Section 3. Neither any amendment nor repeal of any Section of this Article SEVENTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article SEVENTH, shall eliminate or reduce the effect of this Article SEVENTH, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article SEVENTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

     NINTH:

     Section 1. Except as otherwise provided for or fixed by or pursuant to the provisions of Article FOURTH hereof in relation to the rights of the holders of Preferred Stock to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors, created in accordance with the /bylaws of the Corporation, and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders and until such director's successor shall have been elected and qualified, or until such director's earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     Section 2. Any director or the entire Board of Directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation then entitled to vote in the election of directors.

     TENTH: Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

     ELEVENTH:

     Section 1. Unless otherwise required by law, special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called only by (i) the Board of Directors of the Corporation, (ii) the Chairman of the Board of Directors of the Corporation, (iii) the chief Executive Officer (or, in the absence of a Chief Executive Officer, the President) of the Corporation, or (iv) a holder, or group of holders, of Common Stock holding more than twenty percent (20%) of the total voting power of the outstanding shares of capital stock of the Corporation than entitled to vote.

     Section 2. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation or may be effected by any consent in writing by such stockholders.

     TWELFTH:  The  Corporation  reserves  the  right  to amend  or  repeal  any
provision   contained  in  this  Certificate  of  Incorporation  in  the  manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; PROVIDED, HOWEVER, that notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation, and, as applicable, such other approvals of the Board of Directors of the Corporation, as are required by law or by this Certificate of
Incorporation: (i) the unanimous consent of Board of Directors then in office, and the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote, shall be required to amend or repeal Article FOURTH, Section 2 or this clause (i) of Article TWELFTH; (ii) the affirmative vote of the holders of the greater of: (A) a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation then entitled to vote thereon, or (B) sixty percent (60%) of the voting power of the shares of capital stock present in person or represented by proxy at the stockholder meeting and entitled to vote thereon, shall be required to amend or repeal Article FOURTH,
Section 3 or this clause (ii) of Article TWELFTH; (iii) the consent of a majority of the members of the Board then in office, and the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the issued and outstanding shares of capital stock of the Corporation then entitled to vote shall be required to amend or repeal Article FOURTH,
Section 4 and Article ELEVENTH or this clause (iii) of Article TWELFTH; (iv) the unanimous consent of the Board of Directors then in office and the consent of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the issued and outstanding shares of capital stock of the Corporation shall be required to amend or repeal Article SIXTH, Section 3, 5, 6 or 7 or this clause
(iv) of Article TWELFTH; and (v) the consent of at least two-thirds of the members of the Board of Directors then in office and the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation then entitled to vote shall be required to amend or repeal Article SIXTH, Section 4 or this clause (v) of Article TWELFTH.

     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed and executed in its corporate name by Donald L. Conover, its President as of this 5th day of August, 2009.


                                    DENNIS HEALTHCARE SOLUTIONS, INC.


                                    /s/ DONALD L. CONOVER
                                    ________________________________
                                        Donald L. Conover, President